Exhibit 99.1

Cirrus Logic Reports Q3 FY19 Revenue of $324.3 Million

Company Announces $200 Million Share Repurchase Program

AUSTIN, Texas--(BUSINESS WIRE)--January 30, 2019--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-performance, low-power ICs for audio and voice signal processing applications, today posted on its website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2019, which ended Dec. 29, 2018, as well as the company’s current business outlook.

“Cirrus Logic reported revenue for the third quarter in line with our revised expectations as we experienced the effects of the turbulent macroeconomic environment and reduced demand for smartphones,” said Jason Rhode, president and chief executive officer. “Despite these challenges, we are encouraged to see continued broad-based interest for low-latency, low-power signal processing across a wide range of product categories. We are making considerable investments in technologies addressing audio, voice and other adjacent applications that we believe will fuel growth opportunities in the coming years.”

Reported Financial Results – Third Quarter FY19

  Revenue of $324.3 million;
  GAAP and non-GAAP gross margin of 50.3 percent and 50.4 percent, respectively;
  GAAP operating expenses of $118.9 million and non-GAAP operating expenses of $100.3 million; and
  GAAP earnings per share of $0.49 and non-GAAP earnings per share of $0.91.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY19

  Revenue is expected to range between $200 million and $240 million;
  GAAP gross margin is expected to be between 49 percent and 51 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $119 million and $125 million, which includes approximately $12 million in share-based compensation and $7 million in amortization of acquired intangibles.

Share Repurchase Authorization

The company also announced that its Board of Directors recently authorized the repurchase of up to an additional $200 million of the company's common stock, in addition to the $50 million remaining from the Board’s previous share repurchase authorization in January 2018. The repurchases will be funded from working capital and anticipated cash from operations and may occur from time to time depending on a variety of factors, including general market and economic conditions and other corporate considerations. The share repurchase program is designed to comply with all applicable securities laws and may be suspended or discontinued at any time without notice.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (416) 621-4642, or toll-free at (800) 585-8367 (Access Code: 9569708).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high-performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including non-GAAP net income, diluted earnings per share, operating income and profit, operating expenses, gross margin and profit, tax expense and tax expense impact on earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements including our statements about our future growth opportunities, along with estimates for the fourth quarter fiscal year 2019 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates, and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2019, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the risk factors listed in our Form 10-K for the year ended March 31, 2018 and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 29,	Sep. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2018	2018	2017	2018	2017
	Q3'19	Q2'19	Q3'18	Q3'19	Q3'18
Portable audio products	$288,640	$324,049	$438,650	$824,950	$1,101,099
Non-portable audio and other products	35,655	42,256	44,091	120,133	127,914
Net sales	324,295	366,305	482,741	945,083	1,229,013
Cost of sales	161,115	181,186	247,653	472,225	620,927
Gross profit	163,180	185,119	235,088	472,858	608,086
Gross margin	50.3%	50.5%	48.7%	50.0%	49.5%

Research and development	88,575	96,381	96,978	282,888	270,888
Selling, general and administrative	30,364	33,160	34,604	96,308	95,504
Total operating expenses	118,939	129,541	131,582	379,196	366,392

Income from operations	44,241	55,578	103,506	93,662	241,694

Interest income (expense), net	1,740	1,525	912	4,712	2,231
U.K. pension settlement	(13,768)	-	-	(13,768)	-
Other income (expense), net	101	(378)	322	(67)	(813)
Income before income taxes	32,314	56,725	104,740	84,539	243,112
Provision (benefit) for income taxes	2,381	(1,448)	70,961	705	93,121
Net income	$29,933	$58,173	$33,779	$83,834	$149,991

Basic earnings per share:	$0.50	$0.96	$0.53	$1.39	$2.36
Diluted earnings per share:	$0.49	$0.93	$0.52	$1.35	$2.26

Weighted average number of shares:
Basic	59,511	60,472	63,453	60,482	63,655
Diluted	60,783	62,431	65,557	62,076	66,377

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended

	Dec. 29,	Sep. 29,	Dec. 30,	Dec. 29,	Dec. 30,
	2018	2018	2017	2018	2017
Net Income Reconciliation	Q3'19	Q2'19	Q3'18	Q3'19	Q3'18
GAAP Net Income	$29,933	$58,173	$33,779	$83,834	$149,991
Amortization of acquisition intangibles	7,630	12,867	11,600	33,763	34,800
Stock based compensation expense	11,181	13,131	12,512	37,106	36,207
U.K. pension settlement	13,768	-	-	13,768	-
Acquisition-related items	-	-	-	-	(4,048)
Adjustment to income taxes	(7,003)	(17,054)	46,273	(27,983)	31,756
Non-GAAP Net Income	$55,509	$67,117	$104,164	$140,488	$248,706

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.49	$0.93	$0.52	$1.35	$2.26
Effect of Amortization of acquisition intangibles	0.13	0.21	0.18	0.54	0.52
Effect of Stock based compensation expense	0.18	0.21	0.19	0.60	0.55
Effect of U.K. pension settlement	0.23	-	-	0.22	-
Effect of Acquisition-related items	-	-	-	-	(0.06)
Effect of Adjustment to income taxes	(0.12)	(0.27)	0.70	(0.45)	0.48
Non-GAAP Diluted earnings per share	$0.91	$1.08	$1.59	$2.26	$3.75

Operating Income Reconciliation
GAAP Operating Income	$44,241	$55,578	$103,506	$93,662	$241,694
GAAP Operating Profit	14%	15%	21%	10%	20%
Amortization of acquisition intangibles	7,630	12,867	11,600	33,763	34,800
Stock compensation expense - COGS	220	170	386	589	1,052
Stock compensation expense - R&D	6,761	6,834	6,995	20,845	19,289
Stock compensation expense - SG&A	4,200	6,127	5,131	15,672	15,866
Acquisition-related items	-	-	-	-	(4,048)
Non-GAAP Operating Income	$63,052	$81,576	$127,618	$164,531	$308,653
Non-GAAP Operating Profit	19%	22%	26%	17%	25%

Operating Expense Reconciliation
GAAP Operating Expenses	$118,939	$129,541	$131,582	$379,196	$366,392
Amortization of acquisition intangibles	(7,630)	(12,867)	(11,600)	(33,763)	(34,800)
Stock compensation expense - R&D	(6,761)	(6,834)	(6,995)	(20,845)	(19,289)
Stock compensation expense - SG&A	(4,200)	(6,127)	(5,131)	(15,672)	(15,866)
Acquisition-related items	-	-	-	-	4,048
Non-GAAP Operating Expenses	$100,348	$103,713	$107,856	$308,916	$300,485

Gross Margin/Profit Reconciliation
GAAP Gross Profit	$163,180	$185,119	$235,088	$472,858	$608,086
GAAP Gross Margin	50.3%	50.5%	48.7%	50.0%	49.5%
Stock compensation expense - COGS	220	170	386	589	1,052
Non-GAAP Gross Profit	$163,400	$185,289	$235,474	$473,447	$609,138
Non-GAAP Gross Margin	50.4%	50.6%	48.8%	50.1%	49.6%

Effective Tax Rate Reconciliation
GAAP Tax Expense (Benefit)	$2,381	$(1,448)	$70,961	$705	$93,121
GAAP Effective Tax Rate	7.4%	-2.6%	67.7%	0.8%	38.3%
Adjustments to income taxes	7,003	17,054	(46,273)	27,983	(31,756)
Non-GAAP Tax Expense	$9,384	$15,606	$24,688	$28,688	$61,365
Non-GAAP Effective Tax Rate	14.5%	18.9%	19.2%	17.0%	19.8%

Tax Impact to EPS Reconciliation
GAAP Tax Expense (Benefit)	$0.04	$(0.02)	$1.08	$0.01	$1.40
Adjustments to income taxes	0.12	0.27	(0.70)	0.45	(0.48)
Non-GAAP Tax Expense	$0.16	$0.25	$0.38	$0.46	$0.92

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 29,	Mar. 31,	Dec. 30,
	2018	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$219,319	$235,604	$226,640
Marketable securities	59,793	26,397	12,822
Accounts receivable, net	142,135	100,801	217,619
Inventories	167,879	205,760	192,967
Other current assets	51,151	45,112	29,445
Total current Assets	640,277	613,674	679,493

Long-term marketable securities	165,063	172,499	173,717
Property and equipment, net	191,324	191,154	187,143
Intangibles, net	76,389	111,547	126,183
Goodwill	286,678	288,718	288,481
Deferred tax asset	13,131	14,716	16,467
Other assets	24,003	37,809	21,841
Total assets	$1,396,865	$1,430,117	$1,493,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$108,022	$69,850	$116,274
Accrued salaries and benefits	23,566	35,721	29,543
Other accrued liabilities	38,175	34,638	29,903
Total current liabilities	169,763	140,209	175,720

Non-current income taxes	78,532	92,753	54,652
Other long-term liabilities	18,769	35,427	51,587

Stockholders' equity:
Capital stock	1,349,941	1,312,434	1,301,800
Accumulated deficit	(217,871)	(139,345)	(92,402)
Accumulated other comprehensive income (loss)	(2,269)	(11,361)	1,968
Total stockholders' equity	1,129,801	1,161,728	1,211,366
Total liabilities and stockholders' equity	$1,396,865	$1,430,117	$1,493,325

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Thurman K. Case
Chief Financial Officer
Cirrus Logic, Inc.
(512) 851-4125
Investor.Relations@cirrus.com